Exhibit 99.2

STRENGTHENING OUR CHICAGOLAND PRESENCE January 19 , 2021 / A w holly - owned subsidiary of Cummins - American Corp.

Special Note Concerning Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of First Busey and Cummins-American Corp. ("CAC"). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of First Busey's and CAC's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this Current Report on Form 8-K, including forward-looking statements, speak only as of the date they are made, and neither First Busey nor CAC undertakes any obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of First Busey and CAC to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the possibility that any of the anticipated benefits of the proposed transaction between First Busey and CAC will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of CAC with those of First Busey will be materially delayed or will be more costly or difficult than expected; (iii) the inability to complete the proposed transaction due to the failure of the required approval of CAC's shareholders; (iv) the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; (v) the failure of the proposed transaction to close for any other reason; (vi) the effect of the announcement of the transaction on customer relationships and operating results; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the strength of the local, state, national and international economy (including the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ix) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (x) changes in state and federal laws, regulations and governmental policies concerning First Busey's and CAC's general business; (xi) changes in accounting policies and practices, including CECL, which changed how First Busey estimates credit losses; (xii) changes in interest rates and prepayment rates of First Busey's and CAC's assets (including the impact of the London Inter-bank Offered Rate phase-out); (xiii) increased competition in the financial services sector and the inability to attract new customers; (xiv) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (xv) the loss of key executives or employees; (xvi) changes in consumer spending; (xvii) unexpected results of acquisitions, including the acquisition of CAC; (xviii) unexpected outcomes of existing or new litigation involving First Busey or CAC; and (xix) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Additional information concerning First Busey and its business, including additional factors that could materially affect First Busey's financial results, are included in First Busey's filings with the SEC.

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3 3 Additional Information Additional Information and Where to Find It First Busey will file a registration statement on Form S - 4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of CAC that also constitutes a prospectus of First Busey, which, when finalized, will be sent to the shareholders of CAC seeking their approval of the respective merger - related proposals. CAC’s shareholders are advised to read the Registration Statement on Form S - 4 and the related proxy statement/prospectus, as well as any amendments or supplements to those documents and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction, when they become available because they will contain important information about First Busey, CAC and the proposed transaction. When filed, this document and other documents relating to the merger filed by First Busey and CAC can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey's website at www.busey.com under the tab "Investors Relations" and then unde r "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365 - 4556, or from CAC, upon written request to Cummins - American Corp., 800 Waukegan Road, Glenview, Illinois 60025 Attn: Corporate Secretary, or by calling (847) 729 - 1900. Participants in this Transaction First Busey, CAC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of CAC in connection with the proposed transaction under the rules of the SEC. Information about First Busey's directors and officers may be found in First Busey’s definitive proxy statement relating to i ts 2020 Annual Meeting of Stockholders filed with the SEC on April 9, 2020, a copy of which can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants, including CAC’s officers and directors, will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes availab le. No Offer or Solicitation This communication does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to bu y any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities sh all be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

4 4 Non - GAAP Financial Measures This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non - GAAP” measures in its analysis of the Company’s performance. Management also believes that these non - GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies. A reconciliation of the non - GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 16 of this document. For more details on the Company’s non - GAAP measures, refer to the Company’s Annual Report on Form 10 - K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2020 .

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across commercial, real estate, and retail products
- Named among Forbes' 2018 and 2019 Best-In-State Banks (Illinois), American Banker's "Best Banks to Work For" since 2016, and Best Places to Work in money management by Pensions & Investments Magazine in 2018, 2019 and 2020
- Numerous, other repeat "Best Places to Work" awards in all states in which it operates
- First Busey maintains an unwavering focus on its 4 Pillars – associates, customers, communities and shareholders

Branch Map



Sarasota
Port Charlotte
Cape Coral
Sebring
Chicago
Joliet
Ottawa
Kankakee
Peoria
Pekin
Bloomington
Urbana
Danville
Springfield
Charleston
Effingham
Indianapolis
ILLINOIS
INDIANA

Primary Business Segments

Commercial Banking

BuseyBANK

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 68 branch locations, serving four state footprint

Wealth Management

Busey WEALTH MANAGEMENT

- Provides premier wealth and asset management services for individuals and businesses
- $9.50bn Assets Under Care

Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 27 million transactions per year

Financial Highlights

$ in millions	2018	2019	9/30/20 YTD
Total Assets	$7,702	$9,696	$10,540
Total Loans (Exc. HFS)	5,568	6,687	7,121
Total Deposits	6,249	7,902	8,643
Total Equity	995	1,220	1,256
NPA/Assets	0.48%	0.34%	0.28%
NIM	3.45%	3.38%	3.02%
Core PPNR ROAA(1)	1.86%	1.76%	1.74%
Core ROAA(1)	1.34%	1.25%	0.97%
Core ROATCE(1)	15.9%	14.5%	11.5%

(1) Non-GAAP calculation, see Appendix.

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6 6 Experienced and Successful Acquirer Source: S&P Global Market Intelligence. Note: Cummins - American financials based on wholly - owned bank subsidiary, Glenview State Bank, bank - level regulatory data as of 9 /30/2020. Note: Financial data for previously closed transactions are as of the closing date for each transaction. First Busey has announced or closed six whole - bank transactions since 2014, expanding into the Chicago and St. Louis markets, adding over $7.0 billion in total assets and ~$3.4 billion in AUC Transaction Date Assets ($MM) Loans ($MM) Deposits ($MM) Branches MSA Closed January 2015 $274 $112 $241 3 Peoria Closed April 2016 $1,599 $1,429 $1,227 13 St. Louis Closed July 2017 $1,397 $1,105 $1,135 9 Chicago Closed October 2017 $657 $370 $506 13 Peoria Closed January 2019 $1,713 $892 $1,435 19 St. Louis Announced January 2021 $1,395 $479 $1,199 7 Chicago Integrations of past acquisitions have resulted in financial results meeting or exceeding initial expectations Trust & Wealth AUM/AUC ($MM) ~$150 --- --- ~$600 ~$1,500 ~$1,100

Overview of Cummins-American Corp.

Overview

- Cummins-American Corp. has provided banking and financial services in the Chicago area since 1921 through its wholly-owned subsidiary Glenview State Bank
- Seven full-service branch locations all located in the northern suburbs of Chicago
- Profitable wealth management business with $1.1 billion in assets under care (AUC)
- Core deposits represent approximately 92% of deposits
- 0.29% total cost of deposits and 0.05% cost of non-time deposits in 3Q20

Footprint Highlights

- Operating markets provide attractive demographics and business dynamics aligned with operating model
- Serving over 50,000 households and over 1,200 businesses with revenue greater than $5 million in operating markets
- Median household income in operating markets in excess of $119,000, compared to ~$77,000 in the Chicago MSA and ~$70,000 in the state of Illinois
- $171.3 million average deposits per location

Branch Map



Buffalo Grove
Wheeling
Northbrook
Glencoe
Winnetka
Northfield
Kenilworth
Wilmette
Prospect Heights
Arlington Heights
Glenview
Evanston
Des Plaines
Morton Grove
Niles
Skokie
Elk Grove
Park Ridge
Lincolnwood
Elk Grove Village
Rosemont

Bank-Level Financial Highlights

Balance Sheet ($M)		Capital	
Assets	$1,395	TCE / TA (ex. PPP)	13.2%
Net Loans (incl. HFS)	$466	Leverage Ratio	10.4%
Deposits	$1,199		
Profitability (LTM)		**Asset Quality**	
NIM	2.47%	NPAs (ex. TDRs)/ Assets (ex. PPP)	0.33%
ROAE(1)	5.54%	LLR/Loans (ex. PPP)	3.06%
ROAA(1)	0.68%	LLR/NPLs	286.2%
Efficiency Ratio	62.5%	NCOs/Avg. Loans	0.02%

Source: S&P Global Market Intelligence, 2020 FDIC Summary of Deposits, DatabaseUSA.
Financial data based on bank-level regulatory data as of 9/30/2020.
(1) Adjusted for C-Corp status and tax effected at 25.00%.

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Pro Forma Franchise

Overview

- 60 full service branches throughout Illinois, as well as 10 in Missouri, 4 in Florida and 1 in Indiana
- Pro forma First Busey will have a top 4 deposit market share in Illinois for banks headquartered in the state
- $11.9 billion in total assets
- $7.6 billion in total gross loans
- $10.6 billion in total wealth management AUC

Branch Map



BUSE (68)
Glenview State Bank (7)
Chicago
Elgin
Aurora
Joliet
Cicero
Evanston
Gary
Ottawa

Illinois Pro Forma Deposit Market Share

Illinois		June 30, 2020		
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	JPMorgan Chase & Co. (NY)	315	111,379,734	18.58
2	Bank of Montreal	196	83,192,008	13.88
3	Bank of America Corporation (NC)	142	46,817,770	7.81
4	Northern Trust Corp. (IL)	5	34,446,777	5.75
5	Wintrust Financial Corp. (IL)	152	33,553,969	5.60
6	Fifth Third Bancorp (OH)	176	28,476,232	4.75
7	Canadian Imperial Bank	21	27,228,225	4.54
8	PNC Financial Services Group (PA)	173	19,954,079	3.33
9	U.S. Bancorp (MN)	194	15,293,224	2.55
10	Citigroup Inc. (NY)	60	15,255,000	2.55
11	First Midwest Bancorp Inc. (IL)	105	13,394,494	2.23
12	Huntington Bancshares Inc. (OH)	143	9,957,896	1.66
13	Wells Fargo & Co. (CA)	19	9,445,873	1.58
14	**Pro Forma Company (1)**	**60**	**8,533,972**	**1.43**
14	**First Busey Corporation (IL) (1)**	**53**	**7,351,883**	**1.23**
15	Associated Banc-Corp (WI)	44	5,257,841	0.88
40	**Cummins-American Corp. (IL)**	**7**	**1,182,089**	**0.20**
	Total For Institutions In Market	**4,057**	**599,582,195**	

Chicago Pro Forma Deposit Market Share

Chicago-Naperville-Elgin, IL-IN-WI		June 30, 2020		
Rank	Institution	# of Branches	Total Deposits ($000)	Market Share (%)
1	JPMorgan Chase & Co. (NY)	320	111,639,686	21.62
2	Bank of Montreal	208	83,652,475	16.20
3	Bank of America Corporation (NC)	137	46,345,193	8.97
4	Northern Trust Corp. (IL)	5	34,446,777	6.67
5	Wintrust Financial Corp. (IL)	154	33,773,116	6.54
6	Fifth Third Bancorp (OH)	185	29,088,276	5.63
7	Canadian Imperial Bank	21	27,228,225	5.27
8	PNC Financial Services Group (PA)	138	16,277,060	3.15
9	Citigroup Inc. (NY)	60	15,255,000	2.95
10	First Midwest Bancorp Inc. (IL)	111	13,930,627	2.70
11	U.S. Bancorp (MN)	134	12,809,540	2.48
12	Huntington Bancshares Inc. (OH)	147	10,297,420	1.99
13	Wells Fargo & Co. (CA)	10	8,871,972	1.72
14	Byline Bancorp Inc. (IL)	60	4,911,584	0.95
15	Associated Banc-Corp (WI)	25	3,758,111	0.73
16	First American Bank Corp. (IL)	51	3,731,833	0.72
17	First Bancshares Inc. (IN)	40	3,579,280	0.69
18	Old Second Bancorp Inc. (IL)	28	2,431,436	0.47
19	West Suburban Bancorp Inc. (IL)	45	2,363,369	0.46
20	**Pro Forma Company (1)**	**15**	**2,242,623**	**0.43**
30	**Cummins-American Corp. (IL)**	**7**	**1,182,089**	**0.23**
32	**First Busey Corp. (IL) (1)**	**8**	**1,060,534**	**0.21**
	Total For Institutions In Market	**2,489**	**516,405,291**	

Source: S&P Global Market Intelligence, 2020 FIDC Summary of Deposits.
Financial data as of 9/30/2020.
(1) Branch count excludes the branches that First Busey closed on 10/23/2020 (total deposits from closed branches included).

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9 9 Transaction Rationale Strategically Compelling • Bolsters presence in attractive collar suburbs of Chicago MSA, with pro forma deposits of more than $2.2 billion and top 25 deposit market share • Enhances wealth management capabilities, adding over $1.1 billion in assets under care • Excess liquidity on balance sheet and attractive, low cost core deposit base positioned well for expanding commercial lending capabilities Financially Attractive • Strong EPS accretion of 6.3% in the first year of fully realized cost savings • Tangible book value dilution of 1.1% with an earn back of approximately 3.0 years using the cross - over method • Internal rate of return (~18%) exceeds company cost of capital hurdles Dynamic Geographic Footprint • Cummins - American’s footprint lies within the demographically desirable northern suburbs of Chicago • Pro forma company positioned to benefit from the growth potential of leveraging its commercial and wealth focused business model within those markets Comprehensive Due Diligence • Comprehensive due diligence process and thorough loan review completed • Highly conservative risk management culture historically • Pristine historical credit performance (5 - year averages: 0.00% NCOs/Avg. Loans and 0.07% NPAs/Assets (1) ) • Low LTD ratio (39.9% as of 9/30/2020; inclusive of PPP loans and any associated deposits) • Cummins - American has an experienced and long - tenured management team with strong connectivity in the communities it serves to assist in post - merger operations, integration and market expansion $10B Asset Threshold • Pro forma company expected to have $11.9 billion in total assets • Anticipated to enable First Busey to seek to mitigate the costs associated with crossing the $10B asset threshold (1) NPAs/Assets excludes restructured loans from nonperforming assets.

10 10 Transaction Terms (1) Based on Busey’s closing price of $23.54 on 1/15/2021 . (2) Inclusive of anticipated special dividend. (3) LTM 9/30/2020 consolidated net income adjusted for realized gains on securities and one - time, non - core expenses. (4) Tax affected at 25.00%. (5) Core deposits defined as total deposits less time deposits greater than $100K. Aggregate Deal Value • $190.8 million (1) Consideration Structure • Each share of Cummins - American to receive 444.4783 shares of BUSE and $27,969.67 of cash (aggregate cash consideration of $138.835 million) (2) Consideration Mix • Approximately 27% stock / 73% cash (1) Special Dividend • Cummins - American will pay a $60 million special dividend to its shareholders prior to closing out of existing excess capital, resulting in a dollar - for - dollar reduction to aggregate cash consideration to be paid by BUSE Termination Fee • Termination fee of $8.0 million, equal to 4.2% of the transaction value, will be paid to BUSE by Cummins - American under certain circumstances as set forth in the definitive merger agreement Pricing Ratios • Price / TBV: 1.09x • Price / LTM EPS (3)(4) : 25.5x • Price / 2021 EPS + fully phased - in cost saves (4) : 11.0x • Core Deposit Premium (5) : 1.4% Required Approvals • Cummins - American requires shareholder and regulatory approval • BUSE requires regulatory approval Anticipated Closing • Early to mid - 2 Q (Bank merger to occur in late 2Q or early 3Q )

11 11 Transaction Details Tax Structure • Cummins - American operates as an S - Corp • Cummins - American shareholders will make a 338(h)(10) election – Allows First Busey to treat transaction as an asset purchase Cost Savings • 51% of Cummins - American’s non - interest expense phased in over two years – Validated through comprehensive due diligence One - Time Charges • Pre - tax deal related charges of $23.3 million or 12.2% of aggregate deal value Purchase Accounting & CECL Adjustments • 2.3% gross credit mark (excluding PPP) or $9.5 million − PCD mark of $6.9 million and non - PCD mark of $2.6 million • Day 2 CECL reserve of $2.6 million • Additional reserve for unfunded commitments of $0.6 million • $0.6 million loan interest rate mark and a $2.2 million time deposit mark - up $10B Asset Threshold • Projected 46% reduction in First Busey’s interchange revenue (BUSE baseline impact) and 48% reduction in Cummins - American’s interchange revenue (pro forma financial impact) with 50% of the reduction realized in 2022 and 100% in 2023 – First Busey’s 9/30/2020 LTM interchange revenue of $14.3 million – Cummins - American’s 9/30/2020 LTM interchange revenue of $741 thousand Pro Forma Capital Ratios at Closing • 8.4% TCE/TA • 9.2% Tier 1 Leverage Ratio • 10.9% CET1 Capital Ratio • 14.9% Total Risk Based Capital Ratio

12 12 Due Diligence Review Due Diligence Overview Estimated Purchase Accounting Marks & CECL Crossing $10B Threshold • Thorough due diligence process to evaluate Cummins - American’s credit portfolio – Comprehensive credit review completed by First Busey’s internal team – 90% of outstanding core commercial loan balances were reviewed – 100% of non - performing loans and classified assets were reviewed – Commercial credit reviewed complemented by extensive sampling of retail mortgage and consumer loans as well as selective sampling of PPP credits • Granular review of cost structure and transaction charges • Thorough review of regulatory, legal, operational, and compliance risks Gross Credit Mark $ Amount $9.5M As a Percent of gross loans (ex. PPP) as of 9/30/2020 2.3% PCD Mark $ Amount $6.9M Non - PCD Mark $ Amount $2.6M Day 2 CECL Reserve $ Amount $2.6M Additional Reserve for Unfunded Commitments $0.6 M Loan Interest Rate Mark $ Amount $0.6M Time Deposit Mark - up $ Amount $2.2M • BUSE’s participation in the Paycheck Protection Program has pushed assets over $10 billion on a stand - alone basis • Interim final rule announced on 11/30/2020 by FRB, FDIC and OCC delayed impact to BUSE of Durbin Amendment until 7/1/2022 – Transaction with Cummins - American does not advance this timeframe • BUSE has made the significant investments and continues to refine process necessary to operate above the $10B level • Costs associated with the necessary investments that have been made are reflected in the current run - rate

13 13 Transaction Meets M&A Disciplines Key Attributes Cummins - American Rationale Franchise : • High - density metro market with growth opportunities in commercial & wealth management x Significant expansion in the attractive northern suburbs of Chicago, the Midwest’s largest MSA • Mature franchise with an attractive deposit base x Nearly 100 year old institution with m ore than $1.1 billion in deposits – 92% core with 29 bps overall cost as of 9/30/2020; 39.9% loan - to - deposit ratio • Complementary strategies x Enhances wealth management capabilities with the addition of over $1.1 billion in assets under care for a combined $10.6 billion • Complementary culture x Similar culture, shared philosophies on conservative risk management, efficient transition Financial: • Accretive to EPS x Strong EPS accretion of 6.3% in the first year of fully realized cost savings • Attractive TBV earn back period x 3.0 years using the cross - over method • Conservative credit marks and achievable cost saves x 2.3% of total loans; approximately 51% cost savings Financial data based on bank - level regulatory data as of 9/30/2020.

Pro Forma Loan & Deposit Portfolio

Loans

BUSE


7.4%
5.7%
0.2%
16.8%
0.3%
4.9%
24.2%
12.8%
8.2%
19.4%
Construction & Land
Residential Mortgage
Home Equity
Owner-Occupied CRE
Nonowner-Occupied CRE
Multifamily
C & I
Automobile Loans
Other Consumer
Farm & Other

MRQ Yield: 3.84%

Cummins-American


3.4%
21.9%
10.8%
2.9%
8.8%
0.3%
2.6%
27.5%
21.7%
Construction & Land
Residential Mortgage
Home Equity
Owner-Occupied CRE
Nonowner-Occupied CRE
Multifamily
C & I
Automobile Loans
Other Consumer
Farm & Other

MRQ Yield: 2.95%

Pro Forma


7.2%
5.3%
0.9%
17.1%
2.0%
4.8%
24.1%
12.5%
7.8%
18.3%
Construction & Land
Residential Mortgage
Home Equity
Owner-Occupied CRE
Nonowner-Occupied CRE
Multifamily
C & I
Automobile Loans
Other Consumer
Farm & Other

MRQ Yield: 3.78%

Deposits

BUSE


7.4%
30.0%
6.8%
55.8%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Retail Time Deposits (<100k)
Jumbo Time Deposits (>100k)

MRQ Cost: 0.28%

Cummins-American


8.3%
24.3%
5.6%
61.9%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Retail Time Deposits (<100k)
Jumbo Time Deposits (>100k)

MRQ Cost: 0.29%

Pro Forma


7.5%
29.3%
6.6%
56.5%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Retail Time Deposits (<100k)
Jumbo Time Deposits (>100k)

MRQ Cost: 0.28%

Source: S&P Global Market Intelligence.
Note: BUSE loan data based on BHC-regulatory data and deposit data based on BHC-GAAP data as of 9/30/2020.
Note: Cummins-American loan and deposit data based on wholly-owned bank subsidiary, Glenview State Bank, bank-level regulatory data as of 9/30/2020.
Note: Loan balances include PPP loans and deposit balances include deposited PPP funds.

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15 15 APPENDIX 15

Use of Non-GAAP Financial Measures

($ in thousands)
(Unaudited results)

	2018	2019	September 30, 2020 YTD
Net interest income	$ 241,406	$ 287,223	$ 209,999
Non-interest income	89,993	116,415	87,766
Less net losses/gains on sales of securities and unrealized losses/gains recognized on equity securities	(331)	18	(476)
Non-interest expense	(193,043)	(258,794)	(170,124)
Pre-provision net revenue	$ 138,025	$ 144,862	$ 127,165
Acquisition and other restructuring expenses	6,000	20,094	3,161
Provision for unfunded commitments	—	—	1,834
New Market Tax Credit amortization	—	1,200	1,200
Adjusted: pre-provision net revenue	$ 144,025	$ 166,156	$ 133,360
Average total assets	$ 7,742,142	$ 9,443,690	$ 10,249,578
Reported: Pre-provision net revenue to average assets[1]	1.78 %	1.53 %	1.66 %
Adjusted: Pre-provision net revenue to average assets[1]	1.86 %	1.76 %	1.74 %

[1] Annualized measure

	2018	2019	September 30, 2020 YTD
Net income	$ 98,928	$ 102,953	$ 71,999
Acquisition expenses			
Salaries, wages, and employee benefits	1,233	4,083	—
Data processing	406	1,523	—
Lease or fixed asset impairment	—	580	234
Other (includes professional and legal)	2,486	8,477	385
Other restructuring costs			
Salaries, wages, and employee benefits	1,058	495	2,357
Data processing	—	827	—
Fixed asset impairment	817	1,861	—
Other (includes professional and legal)	—	2,248	185
MSR valuation impairment	—	—	—
Related tax benefit	(1,451)	(4,618)	(687)
Adjusted net income	$ 103,477	$ 118,429	$ 74,473
Average total assets	$ 7,742,142	$ 9,443,690	$ 10,249,578
Reported: Return on average assets[1]	1.28 %	1.09 %	0.94 %
Adjusted: Return on average assets[1]	1.34 %	1.25 %	0.97 %

[1] Annualized measure

16

17 17 ($ in thousands) (Unaudited results)                         Total Assets $ 7,702,357 $ 9,695,729 $ 10,539,628 Goodwill and other intangible assets, net   (300,558)   (373,129)   (365,960) Tax effect of other intangible assets, net   8,547   17,247   15,239 Tangible assets $ 7,410,346 $ 9,339,847 $ 10,188,907 Total stockholders’ equity   994,964   1,220,434   1,255,705 Goodwill and other intangible assets, net   (300,558)   (373,129)   (365,960) Tax effect of other intangible assets, net   8,547   17,247   15,239 Tangible common equity $ 702,953 $ 864,552 $ 904,984 Ending number of common shares outstanding 48,874,836 54,788,772 54,522,231 Tangible common equity to tangible assets (1)   9.49%     9.26%   8.88 %   Tangible book value per share $ 14.21 $ 15.46 $ 16.32 Average stockholders’ common equity $ 954,949 $ 1,186,127 $ 1,233,348 Average goodwill and other intangible assets, net   (303,917)   (371,666)   (369,801) Average tangible stockholders’ common equity $ 651,032 $ 814,461 $ 863,547 Reported: Return on average tangible common equity (2)   15.20%     12.64% 11.14 %   Adjusted: Return on average tangible common equity (2)(3)   15.89%     14.54% 11.52%   (1) Tax-effected measure (2) Annualized measure (2) Calculated using adjusted net income 2018 2019 2020 YTD September 30, Use of Non - GAAP Financial Measures